                                                           EXHIBIT 21


                    TRANS WORLD ENTERTAINMENT CORPORATION
                  SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

Name of Significant                            Name(s) Under Which the
Subsidiary            State of Incorporation   Subsidiary Does Business
-------------------   ----------------------   ------------------------

Media Logic, Inc.            New York          Media Logic, Inc.

Record Town, Inc.            New York          Record Town
                                               Saturday Matinee
                                               Movies Plus
                                               Tape World
                                               Coconuts
                                               Music World
                                               F.Y.E. (For Your Entertainment)
                                               Strawberries
                                               Waxie Maxie
                                               Planet Music

Record Town Michigan, Inc.   Delaware          Record Town
                                               Saturday Matinee
                                               Tape World

Record Town Minnesota, Inc.  Delaware          Record Town

Trans World New York, Inc.   New York          Trans World New York, Inc.

Trans World Management       New York          Trans World Management Company
  Company

TWEC.com                     Delaware          TWEC.com